UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, Brian W. Freed notified the board of directors (the “Board”) of Altus Midstream Company, a Delaware corporation (the “Company”), of his intention to resign as both chief executive officer of the Company and a member of the Board effective as of January 15, 2019. Mr. Freed will continue in his role as senior vice president, Midstream and Marketing, of Apache Corporation, a Delaware corporation and the Company’s indirect controlling stockholder (“Apache”).

On January 16, 2019, the Board appointed Clay Bretches as both chief executive officer of the Company and a member of the Board effective as of January 16, 2019. Mr. Bretches will also serve as senior vice president, U.S. Midstream Operations, of Apache. No material plan, contract, or arrangement was entered into or materially amended by the Company in connection with Mr. Bretches’ appointment, and there was no grant or award made by the Company to Mr. Bretches or modification thereto under any such plan, contract, or arrangement in connection with his appointment. Mr. Bretches (i) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; (ii) is not a party to any related person transaction with the Company; and (iii) has no arrangements or understandings with any other person pursuant to which he was elected as a director of the Company.

Mr. Bretches, 54, served as the president and chief executive officer and a member of the board of directors of Sendero Midstream Partners, LP from March 2014 to January 15, 2019. Prior to joining Sendero, Mr. Bretches held various executive management positions at Anadarko Petroleum Corporation from November 2000 to March 2014. Mr. Bretches served as vice president, E&P Services and Minerals from 2010 to 2014, providing centralized commercial, technical, and logistical support to all of Anadarko’s worldwide operations, and as vice president, Marketing and Minerals from 2005 to 2010, leading Anadarko’s worldwide marketing team for crude oil, natural gas, and natural gas liquids. Prior to joining Anadarko, Mr. Bretches led the crude oil marketing and midstream operations for Vastar Resources Inc. He started his career as an engineer for ARCO Oil and Gas Company, a subsidiary of Atlantic Richfield Company, working on various drilling, completion, and reservoir engineering projects in West Texas and the midcontinent. Mr. Bretches currently serves on the advisory council of the Electric Power Research Institute and previously served as the president of the board of the Juvenile Diabetes Research Foundation—Gulf Coast Chapter. Mr. Bretches’ extensive midstream experience and track record will assist him in his roles as both chief executive officer of the Company and a member of the Board.

A copy of the Company’s press release announcing Mr. Bretches’ appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: January 22, 2019	/s/ Ben C. Rodgers
Name: Ben C. Rodgers
Title: Chief Financial Officer